     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2001


                                                      REGISTRATION NO. 333-45504
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SIMPLEX SOLUTIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

            DELAWARE                           7371                          56-1918734
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                               521 ALMANOR AVENUE
                          SUNNYVALE, CALIFORNIA 94085
                                 (408) 617-6100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              PENELOPE A. HERSCHER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            SIMPLEX SOLUTIONS, INC.
                               521 ALMANOR AVENUE
                          SUNNYVALE, CALIFORNIA 94085
                                 (408) 617-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             LARRY W. SONSINI, ESQ.                          JUSTIN L. BASTIAN, ESQ.
              ROBERT SANCHEZ, ESQ.                              AMIE PETERS, ESQ.
        WILSON SONSINI GOODRICH & ROSATI                     MONICA HEEMIN CHA, ESQ.
            PROFESSIONAL CORPORATION                         MORRISON & FOERSTER LLP
               650 PAGE MILL ROAD                               755 PAGE MILL ROAD
              PALO ALTO, CA 94304                              PALO ALTO, CA 94304
                 (650) 493-9300                                   (650) 813-5600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC Registration Fee........................................  $   13,200
NASD Fee....................................................       5,500
Nasdaq National Market Listing Fee..........................       5,000
Printing and Engraving......................................     200,000
Legal Fees and Expenses.....................................     600,000
Accounting Fees and Expenses................................   1,100,000
Blue Sky Fees and Expenses..................................       5,000
Transfer Agent Fees.........................................      15,000
Miscellaneous...............................................      56,300
                                                              ----------
  Total.....................................................  $2,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the Company or its stockholders. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation of the Registrant provides, inter alia, that each person who is made a party or is threatened to be made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, is authorized to be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee's heirs, executors and administrators; provided, however, that, except with respect to the proceedings brought by an indemnitee to enforce rights to indemnification (subject to certain restrictions and as more fully described in the Registrant's certificate of incorporation), the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in the Registrant's certificate of incorporation includes the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, such an advancement of expenses incurred by an indemnitee in his or her capacity in which service was or is rendered by such indemnitee, including, without limitation, service with respect to an employee benefit plan, shall be made only upon delivery to the Company of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Company's certificate of incorporation or otherwise.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, such indemnity agreements provide that directors and executive officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or executive officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. Pursuant to the indemnity agreements, the Company will not be obligated to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under such indemnity agreement, the Company's certificate of incorporation, Bylaws or any statute or law, or as otherwise required under
Section 145 of the Delaware General Corporation Law. Also under the indemnity agreements, the Company is not obligated to indemnify the indemnified party for
(i) any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous, (ii) acts, omissions or transactions on the part of the indemnified party from which such party may not be relieved of liability under applicable law or (iii) expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Exchange Act, or any similar or successor statute.

     The indemnification provisions in the certificate of incorporation and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

EXHIBIT
NUMBER                               DOCUMENT
-------                              --------
 1.1       Form of Underwriting Agreement
 3.1       Amended and Restated Certificate of Incorporation of the
           Registrant
           Form of Amended and Restated Certificate of Incorporation of
           the Registrant
10.1       Form of Indemnification Agreement entered into by the
           Registrant with each of its directors and executive officers
 3.3       Bylaws of the Registrant

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Within the last three years, we have issued the following unregistered securities:

          (a) On April 6, May 6 and June 6, 1998, we sold an aggregate of 3,253,336 shares of our Series E Preferred Stock to a group of six (6) private investors for an aggregate purchase price of $12,200,010 which was paid in cash. We believe the sale of the shares were exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchasers (i) represented to us that they were accredited investors within the definition of Rule 501 of Regulation D, (ii) represented to us that they understood that the securities were restricted and must be held for an indefinite period of time, (iii) represented to us that they were acquiring the shares for investment for their own account and not with a view to the distribution thereof and (iv) were afforded the opportunity to ask questions of our management.

          (b) On February 12, 1998, we sold 375,000 shares of our common stock to Aki Fujimura, our President, Chief Operating Officer and Director, at a purchase price of $1.36 per share. Mr. Fujimura paid for his shares with a promissory note in the amount of $509,250 and $750 in cash. On March 30, 1999, we sold 70,834 shares of our common stock to Mr. Fujimura at a purchase price of $4.00 per share. We believe the sale was exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchase: (I) represented to us that he understood that the securities were restricted and must be held for an indefinite period of time, (II) represented to us that he was acquiring the shares for investment for their own account and not with a view to distribution thereof and (III) were afforded the opportunities to ask questions of management.

          (c) On January 19, 1999, we sold 96,563 shares of our common stock to Steven L. Teig, our Chief Technical Officer, at a purchase price of $2.50 per share. Mr. Teig paid for his shares with a promissory note in the amount of $241,406. We believe the sale was exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchase: (I) represented to us that he understood that the securities were restricted and must be held for an indefinite period of time, (II) represented to us that he was acquiring the shares for investment for their own account and not with a view to distribution thereof and (III) were afforded the opportunities to ask questions of management.

          (d) On March 30, 1999, we sold 50,000 shares of our common stock to Luis P. Buhler, our Chief Financial Officer, at a purchase price of $4.00 per share. Mr. Buhler paid for his shares with a promissory note in the amount of $100,000. We believe the sale was exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchase: (I) represented to us that he understood that the securities were restricted and must be held for an indefinite period of time, (II) represented to us that he was acquiring the shares for investment for their own account and not with a view to distribution thereof and (III) were afforded the opportunities to ask questions of management.

          (e) From September 1999 through December 2000, we sold an aggregate of 388,579 shares of our common stock for an aggregate consideration of $734,378 pursuant to the exercise of options granted to certain of our employees, directors and consultants under our 1995 Stock Plan. We believe the sales were exempt from registration by virtue of Rule 701 promulgated under Section 3(b) of the Securities Act because they were each transactions pursuant to a compensatory benefit plan or a written contract relating to compensation.

          (f) From September 1999 through December 2000, we sold an aggregate of 59,366 shares of our common stock for an aggregate consideration of $160,424 pursuant to the exercise of options granted to certain of our directors and officers under our 1995 Stock Plan. We believe the sales were exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchasers were accredited investors within the meaning of Rule 501 of Regulation D.

          (g) From September 1999 through December 2000, we sold an aggregate of 20,097 shares of our common stock for an aggregate consideration of $117,007 pursuant to the exercise of options exempt from registration by virtue of Regulation S.

          (h) On June 29, 1999, we granted a warrant to purchase aggregate of 66,667 shares of our Series E Preferred Stock to TBCC Funding Trust II. We believe the sales were exempt from registration by virtue of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The purchasers were accredited investors within the meaning of Rule 501 of Regulation D.

          (i) On March 31, 2000, we issued an aggregate of 1,393,498 shares of our common stock in conjunction with the acquisition of all of the outstanding capital stock of Snaketech S.A. We believe the sales were exempt from registration by virtue of Section 4(2) of the Securities Act, Rule 506 of

     Regulation D promulgated thereunder and Regulation S. Sales to former Snaketech stockholders who are resident in the United States were made in reliance on Rule 506 of Regulation D. All such United States residents were accredited investors within the meaning of Rule 501 of Regulation D. Sales to former Snaketech stockholders who are resident outside the United States were made in reliance on Regulation S. Each such non-United States resident has agreed in writing to resale restrictions that prohibit resale of our securities other than in compliance with the provisions of Regulation S.

          (j) On October 4, 2000, we issued an aggregate of 3,827,243 shares of our common stock in connection with our acquisition of all of the outstanding capital stock of Altius Solutions, Inc. We believe the sales were exempt from registration by virtue of Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder and Regulation S. Sales to former Altius stockholders who are resident in the United States were made in reliance on Rule 506 of Regulation D. Of these former Altius stockholders, fewer than 35 in the aggregate were not accredited investors within the meaning of Rule 501 of Regulation D and all former Altius stockholders were provided appropriate information pursuant to an information statement as required by Rule 502(b) of Regulation D. Sales to former Altius stockholders who are resident outside the United States were made in reliance on Regulation S. Each such non-United States resident has agreed in writing to resale restrictions that prohibit resale of our securities other than in compliance with the provisions of Regulation S.

          (k) On October 4, 2000, in connection with our acquisition of Altius, we assumed a warrant to Silicon Valley Bank to purchase a total of 3,137 shares of common stock at an exercise price per share of $1.00 per share. We believe the sales were exempt from registration by virtue of Section 4(2) of the Securities Act. The purchaser was an accredited investor within the meaning of Rule 501 of Regulation D.

     None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access to information about the Company.

     In particular, the securities described in the Preferred Stock financings and warrant issuances are owned in their entirety by individuals or large institutional investors who (A) represented to us that they were "accredited investors" within the definition of Rule 501 of Regulation D, familiar with investing in private companies, (B) represented to us that they understood that the securities they were purchasing were restricted and the risk of possible loss associated with their investment, (C) represented to us that they were familiar with our history and business, (D) received our recent financial information and (E) were afforded the opportunity to ask questions of our management. Each of the investors had expressed previous interest to our officers and directors in making an investment in us when an opportunity was available, and such investors were contacted only on a one-on-one basis without any general solicitation or advertising of the investment opportunity. Accordingly, we believe that the each of the foregoing transactions was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT                       EXHIBIT DESCRIPTION
-------                       -------------------
 1.1**    Form of Underwriting Agreement
 2.1**    Form of Share Purchase Agreement by and among Simplex and
          SnakeTech S.A. dated as of March 13, 2000
 2.2**    Agreement and Plan of Reorganization by and among Simplex,
          Altius Solutions and certain additional parties dated as of
          October 4, 2000
 3.1**    Amended and Restated Certificate of Incorporation of the
          Registrant
 3.2**    Form of Amended and Restated Certificate of Incorporation of
          the Registrant
 3.3**    Bylaws of the Registrant
 3.4**    Form of Amended and Restated Bylaws of the Registrant
 3.5**    Certificate of Amendment of the Certificate of Incorporation
          of the Registrant
 3.6**    Form of Certificate of Amendment of the Registrant
 4.1*     Form of Registrant's Common Stock Certificate
 5.1**    Form of Opinion of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation, regarding legality of the
          securities being issued
10.1**    Form of Indemnification Agreement entered into by and
          between the Registrant and each of its directors and
          executive officers
10.2**    Form of Management Continuity Agreement entered into by and between the Registrant and certain of its officers
10.3**    1995 Stock Plan
10.4**    2001 Incentive Stock Plan
10.5**    Employee Stock Purchase Plan 2001
10.6**    Series E Preferred Stock Agreement of the Registrant dated
          April 6, 1998
10.7**    Fourth Amended and Restated Rights Agreement of the
          Registrant dated April 6, 1998
10.8**    Registration Rights Agreement dated March 31, 2000 by and
          between the Registrant and Shareholders of SnakeTech S.A.
10.9**    Restricted Stock Purchase Agreement, Promissory Note and
          Stock Pledge Agreement of Aki Fujimura dated February 12,
          1998
10.10**   Form of Promissory Note of the Registrant
10.11**   Lease agreement by and between the Registrant and 525
          Almanor LLC dated March 1997
10.12**   Consent of Collett International Inc.
10.13**   First Consent of Gartner Group
10.14**   Second Consent of Gartner Group
10.15**   Consent of Integrated Circuit Engineering Corporation
10.16**   Restricted Stock Purchase Agreement, Promissory Note and
          Stock Pledge Agreement of Aki Fujimura dated March 30, 1999
10.17**   Restricted Stock Purchase Agreement, Promissory Note and
          Stock Pledge Agreement of Steven Teig dated January 19, 1999
10.18**   Restricted Stock Purchase Agreement, Promissory Note and
          Stock Pledge Agreement of Luis Buhler dated March 30, 1999
10.19     Software License Agreement between the Registrant and
          Computational Applications and System Integration, Inc.
          dated July 15, 1998
10.20     Software License Agreement between the Registrant and
          Digital Semiconductor (a business unit of Digital Equipment
          Corporation which has been acquired by Compaq Computer
          Corporation) dated September 21, 1995
10.21     Cross License Agreement between the Registrant and Chris
          Terman dated July 24, 1995
10.22**   Offer Letter between the Registrant and James Behrens dated
          February 28, 2000
10.23**   Employment Agreement between the Registrant and Aurangzeb
          Kahn dated September 8, 2000

EXHIBIT                       EXHIBIT DESCRIPTION
-------                       -------------------
10.24**   Management Continuity exhibit between the Registrant and
          Luis Buhler dated January 20, 1999
23.1**    Consent of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation (included in Exhibit 5.1)
23.2**    Consent of PricewaterhouseCoopers LLP, Independent
          Accountants
23.3**    Consent of Befec-Price Waterhouse, Independent Accountants
23.4**    Consent of Deloitte & Touche LLP, Independent Auditors
24.1      Power of Attorney (see page II-10)


---------------
 * To be filed by amendment.
** Previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES

        Schedule II -- Valuation and Qualifying Accounts.

       REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Simplex Solutions, Inc.

     In connection with our audits of the consolidated financial statements of Simplex Solutions, Inc. as of September 30, 1999 and 2000, and for each of the three years in the period ended September 30, 2000, which consolidated financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 16(b) herein. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

PricewaterhouseCoopers LLP

San Jose, California
October 23, 2000

                            SIMPLEX SOLUTIONS, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                 BALANCE AT                                  BALANCE AT
                                                 BEGINNING      ADDITIONS                       END
                                                  OF YEAR      (DEDUCTIONS)    WRITE-OFFS     OF YEAR
                                                 ----------    ------------    ----------    ----------
Allowance for doubtful accounts:
  Year ended September 30, 1998................    $    0         $   10          $--         $    10
  Year ended September 30, 1999................        10            161           --             171
  Year ended September 30, 2000................       171             14           --             185
Valuation allowance for deferred tax assets:
  Year ended September 30, 1998................    $2,530         $2,844          $--         $ 5,374
  Year ended September 30, 1999................     5,374          4,514           --           9,888
  Year ended September 30, 2000................     9,888            426           --          10,314

ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the first day of March, 2001.


                                          SIMPLEX SOLUTIONS, INC.

                                          By:   /s/ PENELOPE A. HERSCHER
                                            ------------------------------------
                                                   Penelope A. Herscher,
                                            Chief Executive Officer and Chairman
                                                              of
                                                   the Board of Directors


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
              /s/ PENELOPE A. HERSCHER                   Chief Executive Officer and     March 1, 2001
-----------------------------------------------------      Chairman of the Board of
                Penelope A. Herscher                         Directors (Principal
                                                              Executive Officer)

                          *                               President, Chief Operating     March 1, 2001
-----------------------------------------------------        Officer and Director
                    Aki Fujimura

                 /s/ LUIS P. BUHLER                        Chief Financial Officer       March 1, 2001
-----------------------------------------------------      (Principal Financial and
                   Luis P. Buhler                            Accounting Officer)

                          *                                        Director              March 1, 2001
-----------------------------------------------------
                 Joseph B. Costello

                          *                                        Director              March 1, 2001
-----------------------------------------------------
                Harvey C. Jones, Jr.

                          *                                        Director              March 1, 2001
-----------------------------------------------------
                F. Gibson Myers, Jr.

                          *                                        Director              March 1, 2001
-----------------------------------------------------
                  A. Richard Newton

                          *                                        Director              March 1, 2001
-----------------------------------------------------
                  Larry W. Sonsini

               *By: /s/ LUIS P. BUHLER
-----------------------------------------------------
                   Luis P. Buhler
                  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT                        EXHIBIT DESCRIPTION
-------                        -------------------
 1.1**     Form of Underwriting Agreement
 2.1**     Form of Share Purchase Agreement by and among Simplex and
           SnakeTech S.A. dated as of March 13, 2000
 2.2**     Agreement and Plan of Reorganization by and among Simplex,
           Altius Solutions and certain additional parties dated as of
           October 4, 2000
 3.1**     Amended and Restated Certificate of Incorporation of the
           Registrant
 3.2**     Form of Amended and Restated Certificate of Incorporation of
           the Registrant
 3.3**     Bylaws of the Registrant
 3.4**     Form of Amended and Restated Bylaws of the Registrant
 3.5**     Certificate of Amendment of the Certificate of Incorporation
           of the Registrant
 3.6**     Form of Certificate of Amendment of the Registrant
 4.1*      Form of Registrant's Common Stock Certificate
 5.1**     Form of Opinion of Wilson Sonsini Goodrich & Rosati,
           Professional Corporation, regarding legality of the
           securities being issued
10.1**     Form of Indemnification Agreement entered into by and
           between the Registrant and each of its directors and
           executive officers
10.2**     Form of Management Continuity Agreement entered into by and between the Registrant and certain of its officers
10.3**     1995 Stock Plan
10.4**     2001 Incentive Stock Plan
10.5**     Employee Stock Purchase Plan 2001
10.6**     Series E Preferred Stock Agreement of the Registrant dated
           April 6, 1998
10.7**     Fourth Amended and Restated Rights Agreement of the
           Registrant dated April 6, 1998
10.8**     Registration Rights Agreement dated March 31, 2000 by and
           between the Registrant and Shareholders of SnakeTech S.A.
10.9**     Restricted Stock Purchase Agreement, Promissory Note and
           Stock Pledge Agreement of Aki Fujimura dated February 12,
           1998
10.10**    Form of Promissory Note of the Registrant
10.11**    Lease agreement by and between the Registrant and 525
           Almanor LLC dated March 1997
10.12**    Consent of Collett International Inc.
10.13**    First Consent of Gartner Group
10.14**    Second Consent of Gartner Group
10.15**    Consent of Integrated Circuit Engineering Corporation
10.16**    Restricted Stock Purchase Agreement, Promissory Note and
           Stock Pledge Agreement of Aki Fujimura dated March 30, 1999
10.17**    Restricted Stock Purchase Agreement, Promissory Note and
           Stock Pledge Agreement of Steven Teig dated January 19, 1999
10.18**    Restricted Stock Purchase Agreement, Promissory Note and
           Stock Pledge Agreement of Luis Buhler dated March 30, 1999
10.19      Software License Agreement between the Registrant and
           Computational Applications and System Integration, Inc.
           dated July 15, 1998
10.20      Software License Agreement between the Registrant and
           Digital Semiconductor (a business unit of Digital Equipment
           Corporation which has been acquired by Compaq Computer
           Corporation) dated September 21, 1995
10.21      Cross License Agreement between the Registrant and Chris
           Terman dated July 24, 1995
10.22**    Offer Letter between the Registrant and James Behrens dated
           February 28, 2000
10.23**    Employment Agreement between the Registrant and Aurangzeb
           Kahn dated September 8, 2000
10.24**    Management Continuity exhibit between the Registrant and
           Luis Buhler dated January 20, 1999

EXHIBIT                        EXHIBIT DESCRIPTION
-------                        -------------------
23.1**     Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 5.1)
23.2**     Consent of PricewaterhouseCoopers LLP
23.3**     Consent of Befec-Price Waterhouse, Independent Accountants
23.4**     Consent of Deloitte & Touche LLP, Independent Auditors
24.1       Power of Attorney (see page II-10)


---------------
 * To be filed by amendment

** Previously filed.